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                                                                     EXHIBIT 5.1

                                PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                        BALTIMORE, MARYLAND 21201-3018
                                  410-539-2530                    WASHINGTON
                               FAX: 410-539-0489                  NEW YORK
                                                                  PHILADELPHIA
                               September 22, 1997                 EASTON


RWD Technologies, Inc.
10480 Little Patuxent Parkway, Suite 1200
Columbia, Maryland 21044

                       Registration Statement on Form S-8
                       ----------------------------------

Ladies and Gentlemen:

We have acted as counsel for RWD Technologies, Inc., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which was filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 4,065,000 shares of the Common Stock of the Company (the "Shares") to be issued pursuant to the Amended and Restated Equity Participation Plan (the "Plan").

In this capacity, we have examined the Registration Statement, the Charter and By-Laws of the Company, the Plan, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares to be issued pursuant to the Plan, a Certificate of the Secretary of the Company dated September 22, 1997 and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate of the Secretary and have not independently verified the matters stated therein. We assume (a) that the Company will have at the time of exercise of each option granted under the Plan at least that number of authorized but unissued shares of Common Stock of the Company equal to the number of shares then being exercised under such option, and (b) that, to the extent that the shares issued under the Plan exceed 4,065,000 in the aggregate, the Company shall have issued the requisite number of shares to permit the additional shares to be available under the terms of the Plan.

Based upon the foregoing, we are of the opinion and advise you that the Shares to be issued by the Company pursuant to the Plan have been duly and validly authorized and, when issued and delivered as contemplated in the Registration Statement and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement.

                                  Very truly yours,

                                  /s/ Piper & Marbury L.L.P.